LIMITED POWER OF ATTORNEY
Know all by these presents, that, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the undersigned hereby constitutes and appoints Michael B. Kirwan and Barbara C. Johnston or any individual appointed in their stead by the Company (as defined below) upon written notification to the undersigned of such replacement, and each or either of them, the undersigned's true and lawful attorney-in-fact to:
1.
execute for and on behalf of the undersigned (in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the "Exchange Act")), in the undersigned's capacity as an officer and/or director of Regency Centers Corporation (the "Company"), any and all Forms 3, 4 and/or 5, and any amendments thereto, that arc necessary or advisable for the undersigned to file under Section 16(a) (collectively. "Documents");

2.
 do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Documents and timely file such Documents with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned in connection with the filing of such Documents, it being understood that the Documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary' or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact (or such attorney-in-fact's substitute or substitutes) shall law fully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that such attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is such attorney-in-fact's substitute or substitutes assuming, any of the undersigned's responsibilities to comply with the Exchange Act. The undersigned agrees to defend and hold harmless such attorney-in-fact (and such attorney-in-fact's substitute or substitutes) from and against any and all loss, damage or liability that such attorney-in-fact may sustain as a result of any action taken in good faith hereunder.
The attorney-in-fact agrees that this Limited Power of Attorney is being granted on the condition that prior to any filing, the attorney-in-fact shall provide the undersigned the Documents and make modifications to such Documents, if any, as advised by the undersigned.
C'haim Katzman Limited Power of Attorney

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file [Documents with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
IN WITNESS WHREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of February, 2017.
/s/ Chaim Katzman
 Signature
 Name:  Chaim Katzman

Chaim Katzman Limited Power of Attorney